Exhibit 10.1

STURGIS FEDERAL SAVINGS BANK
DIRECTOR STOCK OPTION PLAN

1.	Purpose.

     The purpose of the Director Stock Option Plan (the “Plan”) is to give Directors (“Directors”) of STURGIS FEDERAL SAVINGS BANK, a Federal Capital Stock Savings Bank (the “Bank”), an opportunity to acquire shares of the common stock of the Bank (“Common Stock”), in order to provide an incentive for Directors to continue to promote the best interests of the Bank and enhance its long-term performance, and to provide an incentive for Directors to join or remain with the Bank.

2.	Administration.

     The Board of Directors of the Bank (the “Board”) will administer the Plan and interpret, construe and implement its provisions. Because the principal terms of all stock option grants are fixed herein, the Board will have no discretion to determine who will receive options, the number of shares subject to such options or any other principal term of the options, including the exercise price and the periods within which the options may be exercised.

3.	Awards Under the Plan.

     (a) Form. Awards under the Plan may be granted in the form of Nonstatutory Stock Options, as described in Section 4. Nonstatutory Stock Options shall be referred to herein as “Stock Options.”

     (b) Maximum Limitations. The aggregate number of shares of Common Stock available for grant under the Plan is 7,000, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares hereafter held in the treasury of the Bank. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan.

     (c) Grants. Subject to the approval of the Plan at the 1995 annual meeting of shareholders, beginning on or after January 1, 1995, each Director shall receive annually immediately following the annual meeting of shareholders, a Stock Option to acquire 200 shares of Bank Common Stock. Such grants will be made immediately following the first four annual meetings held after January 1, 1995, and upon the fifth annual meeting, any shares of common stock remaining available for grant, due to adjustments pursuant to Sections 3(b) or 7 hereof, shall be granted pro rata among the then existing Directors.

     (d) Director. A “Director” is an individual who maintains his/her status as a Director of the Bank following the annual meeting of shareholders or is elected as a Director of the Bank at such meeting.

4.	Stock Options.

          Every Stock Option granted pursuant to the Plan shall be subject to the following:

     (a) Option Price. The option price of each Stock Option to purchase Common Stock shall be the closing price reported on the National Association of Securities Dealers, Inc. Over The Counter Bulletin Board on the day before grant.

     (b) Term of Options. No Stock Option shall be exercisable after the date ten years and one day from the date such Stock Option is granted.

5.	Provisions Applicable to Stock Options.

     (a) Exercise. Stock Options shall be exercisable immediately upon execution of a Stock Option Agreement between the Bank and a Director.

     (b) Manner of Exercise of Options and Payment for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Bank stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option is granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, in shares of Common Stock of the Bank (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise.) As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

     (c) Expiration.

     (1) Each Stock Option shall, unless sooner expired pursuant to Section 5(C)(2) or (3) below, expire on the date one day after the tenth anniversary of the date of grant thereof.

     (2) A Stock Option shall expire on the first to occur of the applicable date set forth in subparagraph (1) next above or the date which is 30 days following the date that the Director ceases being a Director for any reason other than death or disability of the Director.

     (3) If the Director ceases being a Director of the Bank by reason of disability or by reason of death, his or her Stock Options, if any, shall expire on the first to occur of the date set forth in subparagraph (1) of this Section 5(C) or 90 days from the date of such cessation of Director status.

6.	Transferability.

     No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a Director during his or her lifetime, or pursuant to Section 5(c)(3), by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

7.	Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Bank. Adjustments under this Section 7 shall be made by the Board and approved by a majority of shareholders present or represented at a meeting held in accordance with the Bank’s By-laws.

8.	Dissolution. Merger and Consolidation.

     Upon the dissolution or liquidation of the Bank, or upon a merger or consolidation of the Bank in which the Bank is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction.

9.	Effective Date and Conditions Subsequent to Effective Date.

     The Plan shall become effective on the date of the approval of the Plan by a majority of the shareholders present or represented at the 1995 annual meeting held in accordance with the Bank’s By-laws, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

     No grant or award shall be made under the Plan more than five years and one month from the date of shareholder approval hereof; provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

10.	Miscellaneous.

     (a) Legal and Other Requirements. The obligation of the Bank to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals. Certificates for shares of Common Stock issued hereunder may be legended as required by the Office of Thrift Supervision or Federal Deposit Insurance Corporation’s

Regulations.

(b)	No Obligation to Exercise Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option

(c)	Termination or Amendment of the Plan. The Board, without further action on the part of the shareholders of the Bank, may from time to time alter, amend or suspend the Plan or and Stock Option granted hereunder or may at any time terminate the Plan, except that, unless approved by the shareholders in accordance with Section 9 and Section 7 hereof, it may not (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or (iv) change the option price of the Stock Options under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof. The foregoing notwithstanding, the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

(d)	Application of Funds. The proceeds received by the Bank from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

(e)	Withholding Taxes. Upon the exercise of any Stock Option, the Bank shall have the right to require the optionee to remit to the Bank an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

(f)	Rights as a Shareholder. No optionee shall have any rights or privileges as a shareholder unless and until certificates for shares of Common Stock are issuable to him or her.

(g)	Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

(I)	If the Common Stock is traded on the over-the-counter market the average of the mean between the bid and asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

(II)	If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

(III)	If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, the book value of the Common Stock as determined by reference to the balance sheet of the Bank on the last day of the first month preceding such given date.

(h)	Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Bank (a) on the date it is personally delivered to the Secretary of the Bank at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Bank.

(b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Bank.

     (i) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the United States and the State of Michigan.

     (j) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     (k) Exemption. It is intended that this Plan qualify under the exemption found in the Securities and Exchange Commission Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision or interpretation of this Plan that is in contravention of that Rule shall be automatically altered so as to bring the Plan in compliance with that Rule.

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